UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 15, 2018
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On October 15, 2018, BioRestorative Therapies, Inc. (the "Company") entered into an Employment Agreement with Lance Alstodt (the "Employment Agreement") pursuant to which Mr. Alstodt, age 47, will serve as Executive Vice President and Chief Strategy Officer of the Company.

Mr. Alstodt is a senior healthcare executive with over 25 years of experience in the medical device, biopharmaceutical and healthcare services sectors.  In 2013, he founded and became CEO of MedVest Consulting Corporation ("MedVest"), an advisory and capital firm that was formed to focus exclusively on the healthcare industry.   Prior to Medvest, Mr. Alstodt was a career investment banker with over 20 years of experience with respect to acquisitions, leveraged buyouts, private and public financings, exclusive sales, takeover defenses, joint ventures, restructurings and general advisory services.

Pursuant to the Employment Agreement, Mr. Alstodt is entitled to receive a base annual salary of $350,000 and a bonus of up to 30% of his annual salary based upon the satisfaction of certain performance goals to be established.  The Employment Agreement also provides for the payment of six months severance under certain circumstances.

Pursuant to a Stock Option Agreement, dated October 15, 2018, between the Company and Mr. Alstodt (the "Stock Option Agreement"), Mr. Alstodt was granted an option for the purchase of 500,000 shares of common stock of the Company at an exercise price of $1.42 per share pursuant to the Company's 2010 Equity Participation Plan (the "Plan"). The option vests and becomes exercisable in three tranches as follows: (i) 100,000 of the options vested on the grant date, (ii) 150,000 of the options will vest on the earlier of (a) the first anniversary of the grant date or (b) the date on which the initial patient recruitment for the Company's Phase II lumbar clinical trial occurs, and (iii) 250,000 of the options will vest on the second anniversary of the grant date.  The option is exercisable for a period of ten years, subject to the provisions of the Plan and the Stock Option Agreement.

The foregoing descriptions of the Employment Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Employment Agreement and the Stock Option Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of October 15, 2018, by and between BioRestorative Therapies, Inc. and Lance Alstodt

10.2	Stock Option Agreement, dated as of October 15, 2018, by and between BioRestorative Therapies, Inc. and Lance Alstodt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: October 17, 2018	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer